Exhibit 99.2
Consolidated Report to the Financial Community
Third Quarter 2012

(Released November 8, 2012)         (Unaudited)

HIGHLIGHTS		After-Tax EPS Variance Analysis	3rd Qtr.
		3Q 2011 Basic EPS - GAAP	$1.27
●	Normalized non-GAAP* earnings, excluding special items, were $1.11 per basic share for the third quarter of 2012, compared with third quarter 2011 normalized non-GAAP earnings of $1.39 per basic share. GAAP earnings for the third quarter of 2012 were $1.02 per basic share, compared with third quarter 2011 earnings of $1.27 per basic share. Results for the third quarter of 2011 have been revised to reflect the previously reported change in accounting for pensions and other post-employment benefits.	Special Items - 2011	0.12
		3Q 2011 Normalized Basic EPS - Non-GAAP*	$1.39
		Distribution Deliveries	(0.04)
		Commodity Margin	(0.34)
		O&M Expenses	0.10
		Depreciation	0.02
		Investment Income	(0.01)
		Interest Expense	0.03
		General Taxes	0.02
		Effective Income Tax Rate	(0.05)
		Other	(0.01)
		3Q 2012 Normalized Basic EPS - Non-GAAP*	$1.11
		Special Items - 2012	(0.09)
		3Q 2012 Basic EPS - GAAP	$1.02

3Q 2012 Results vs 3Q 2011

•
Distribution Deliveries - Lower distribution delivery revenues decreased earnings by $0.04 per share. Electric distribution deliveries decreased 1.7 million megawatt-hours (MWH), or 4%. Cooling-degree-days were 4% lower than the same period last year, but 21% above normal. Residential deliveries decreased 563,000 MWH, or 4%, primarily due to milder weather, declining average customer consumption, and a slight reduction in the number of residential accounts. Commercial deliveries decreased 388,000 MWH, or 3%, while industrial deliveries decreased 718,000 MWH, or 5%.

*The 2012 and 2013 GAAP to non-GAAP reconciliation statements can be found on page 21 of this report and all GAAP to non-GAAP reconciliation statements are available on the Investor Information section of FirstEnergy Corp.'s website at www.firstenergycorp.com/ir.

•	Commodity Margin EPS Summary

Commodity Margin EPS - 3Q12 vs 3Q11	Rate	Volume	Total
Contract Sales
- Direct Sales	$(0.07)	$0.10	$0.03
- Governmental Aggregation Sales	(0.06)	0.07	0.01
- Mass Market Sales	—	0.09	0.09
- POLR Sales	(0.05)	(0.06)	(0.11)
- Structured Sales	0.02	0.04	0.06
Subtotal - Contract Sales	$(0.16)	$0.24	$0.08
Wholesale Sales	(0.07)	(0.01)	(0.08)
Fuel Expense	0.04	0.20	0.24
Purchased Power	0.06	(0.46)	(0.40)
Capacity Expense	0.19	(0.03)	0.16
Net MISO - PJM Transmission	0.10	(0.06)	0.04
Net Financial Sales and Purchases	0.03	—	0.03
REC Sales	—	(0.01)	(0.01)
PJM Capacity, FRR Auction Revenues	(0.21)	(0.01)	(0.22)
Fuel Contract Restructuring - 3Q11	(0.18)	—	(0.18)
Net Increase / (Decrease)	$(0.20)	$(0.14)	$(0.34)

(a)
Contract Sales - Competitive Energy Services' (CES) contract sales increased by 2.5 million MWH, or 10%. Increased sales volume more than offset lower average prices in the third quarter of 2012, increasing earnings by $0.08 per share.

FES Contract Sales - 3Q12 vs. 3Q11
(thousand MWH)	Retail			Non-Retail
	Direct	Aggr.	Mass Market	POLR	Structured	Total
Contract Sales Increase / (Decrease)	1,224	685	888	(706)	416	2,507

FirstEnergy Solutions Corp. (FES) continues to successfully expand in competitive retail markets, including Illinois, Michigan, New Jersey and Maryland:
•The largest growth in direct sales occurred in central and southern Ohio.
•Governmental aggregation sales grew in Illinois and central and southern Ohio.
•Mass market sales more than doubled primarily in the Pennsylvania and Ohio markets.
Provider of Last Resort (POLR) generation sales decreased by 706,000 MWH, consistent with CES' strategy to realign its sales portfolio, while structured sales nearly doubled.

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Consolidated Report to the Financial Community - 3rd Quarter 2012                    2

(b) Wholesale Sales - Wholesale electricity sales decreased 227,000 MWH, or 3%. The combination of lower average prices and lower sales volume in the third quarter of 2012 decreased earnings by $0.08 per share.**
(c) Fuel Expenses - Excluding the absence of a fuel contract that was restructured in the third quarter of 2011 (see item j below), ongoing fuel expenses increased earnings by $0.24 per share.** Generation output decreased 3.4 million MWH, or 12%. Fossil supercritical and subcritical generation output decreased by 2.7 million MWH and 472,000 MWH, respectively. The reduction in fossil generation output was the result of recently deactivated units, or those planned to be deactivated, the decision to change operations at the Sammis Plant beginning in August 2012, and an increase in economic purchases. Nuclear generation output decreased 243,000 MWH.
(d) Purchased Power - Economic power purchases increased by 6.1 million MWH, or 169%, primarily due to lower generation output as discussed above, and increased retail generation sales. The increase in purchased power costs decreased earnings by $0.40 per share.**
(e) Capacity Expenses - Lower capacity prices more than offset CES' increased retail sales obligations, increasing earnings by $0.16 per share.
(f) Net MISO-PJM Transmission Expenses - Lower transmission expenses, primarily due to lower congestion, increased earnings by $0.04 per share.
(g) Net Financial Sales and Purchases - Net financial hedges, associated with FES' sales and generation portfolio, increased earnings by $0.03 per share.
(h) Renewable Energy Credit (REC) Sales - Fewer REC sales decreased earnings by $0.01 per share.
(i) PJM Capacity - Base Residual (BR) and Fixed Resource Requirement (FRR) Auctions - Lower capacity revenues decreased earnings by $0.22 per share, primarily as a result of lower capacity prices.

Planning Period	RTO	ATSI
Price Per Megawatt-Day	BR	FRR
June 2011 - May 2012	$110.00	$108.89
June 2012 - May 2013	$16.46	$20.46

(j) Fuel Contract Restructuring - The absence in 2012 of a gain from a fuel contract that was restructured in the third quarter of 2011 decreased earnings by $0.18 per share in the third quarter of 2012 (see item c above).
**The following revenues and expenses associated with coal plants recently deactivated and RMR units through August 31, 2012 have been removed from each category above and are included as Special Items (see page 5): wholesale revenues, fuel expenses, wholesale revenues that are netted on an hourly basis against purchased power, O&M expenses and property taxes.

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Consolidated Report to the Financial Community - 3rd Quarter 2012                    3

•	O&M Expenses - Lower O&M expenses increased earnings by $0.10 per share.
(a) Lower Regulated Distribution expenses, net of storm deferrals, increased earnings by $0.07 per share, primarily due to more work allocated to capital, including adjustments associated with integrating Allegheny's work management systems with FirstEnergy's earlier this year that were expensed in prior periods, and lower storm costs in all service territories.
Restoration costs associated with the Derecho storm, primarily impacting West Virginia and Pennsylvania, amounted to $144 million. A total of $37 million was related to O&M activities, of which $33 million was deferred for future recovery from customers.
(b) Lower O&M expenses associated with ongoing fossil operations increased earnings by $0.03 per share.**

•
Depreciation - Lower depreciation expense that increased earnings by $0.02 per share resulted from a reduction in depreciation rates for West Penn Power (WP) that was approved by the Pennsylvania Public Utility Commission (PPUC) in September 2012 , retroactive to January 1, 2012, and a reduced competitive asset base resulting from 2011 asset sales and impairments.

•	Investment Income - Lower nuclear decommissioning trust income decreased earnings by $0.01 per share.

•	Interest Expense - Lower interest expense on long-term debt, partially offset by increased short-term borrowings, increased earnings by $0.03 per share.

•	General Taxes - Lower general taxes increased earnings by $0.02 per share, primarily due to lower gross receipts and KWH tax, partially offset by higher property tax.**

•
Effective Income Tax Rate - A higher effective income tax rate decreased earnings by $0.05 per share. The increase principally reflects a change in the Pennsylvania state income tax allocation factor, lower state flow-through income tax benefits and higher tax valuation allowances.

**The following revenues and expenses associated with coal plants recently deactivated and RMR units through August 31, 2012 have been removed from each category above and are included as Special Items (see page 5): wholesale revenues, fuel expenses, wholesale revenues that are netted on an hourly basis against purchased power, O&M expenses, and property taxes.

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Consolidated Report to the Financial Community - 3rd Quarter 2012                    4

•	Special Items - The following special items were recognized during the third quarter of 2012:

Special Items		EPS
Regulatory charges		$0.03
Income tax charge - retiree prescription drug subsidy		0.02
Mark-to-market adjustments		(0.03)
Plant closing costs		0.04
Merger accounting - commodity contracts		0.03
	Total	$0.09

2012 Earnings Guidance
Normalized non-GAAP* earnings guidance for 2012, excluding special items, is narrowed from $3.30 - $3.60 per basic share to $3.30 - $3.40 per basic share.

2013 Earnings Guidance
Normalized non-GAAP* earnings guidance for 2013, excluding special items, is $2.85 to $3.15 per basic share.

*The 2012 and 2013 GAAP to non-GAAP reconciliation statements can be found on page 21 of this report and all GAAP to non-GAAP reconciliation statements are available on the Investor Information section of FirstEnergy Corp.'s website at www.firstenergycorp.com/ir.

For additional information, please contact:

Irene M. Prezelj	Meghan G. Beringer Rey Y. Jimenez

Vice President, Investor Relations	Director, Investor Relations Manager, Investor Relations

(330) 384-3859	(330) 384-5832 (330) 761-4239

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Consolidated Report to the Financial Community - 3rd Quarter 2012                    5

FirstEnergy Corp.
Consolidated Statements of Income
(In millions, except for per share amounts)

		Three Months Ended September 30			Nine Months Ended September 30
		2012	2011	Change	2012	2011	Change
	Revenues
(1)	Regulated distribution	$2,438	$2,865	$(427)	$6,857	$7,497	$(640)
(2)	Regulated transmission	187	181	6	557	476	81
(3)	Competitive energy services	1,929	2,029	(100)	5,628	5,426	202
(4)	Other and reconciling adjustments	(243)	(356)	113	(784)	(1,044)	260
(5)	Total Revenues	4,311	4,719	(408)	12,258	12,355	(97)

	Expenses
(6)	Fuel	636	632	4	1,833	1,720	113
(7)	Purchased power	1,312	1,349	(37)	3,815	3,755	60
(8)	Other operating expenses	856	993	(137)	2,582	3,051	(469)
(9)	Provision for depreciation	282	297	(15)	859	809	50
(10)	Amortization of regulatory assets, net	61	122	(61)	198	344	(146)
(11)	General taxes	257	269	(12)	761	748	13
(12)	Total Expenses	3,404	3,662	(258)	10,048	10,427	(379)
(13)	Operating Income	907	1,057	(150)	2,210	1,928	282

	Other Income (Expense)
(14)	Investment income	39	48	(9)	63	100	(37)
(15)	Interest expense	(230)	(267)	37	(750)	(763)	13
(16)	Capitalized interest	18	17	1	54	55	(1)
(17)	Total Other Expense	(173)	(202)	29	(633)	(608)	(25)

(18)	Income Before Income Taxes	734	855	(121)	1,577	1,320	257
(19)	Income taxes	309	325	(16)	658	550	108
(20)	Net Income	425	530	(105)	919	770	149
(21)	Income (loss) attributable to noncontrolling interest	—	(2)	2	1	(17)	18
(22)	Earnings Available to FirstEnergy Corp.	$425	$532	$(107)	$918	$787	$131

(23)	Earnings Per Share of Common Stock
(24)	Basic	$1.02	$1.27	$(0.25)	$2.20	$2.01	$0.19
(25)	Diluted	$1.01	$1.27	$(0.26)	$2.19	$2.00	$0.19
(26)	Weighted Average Number of
	Common Shares Outstanding
(27)	Basic	417	418	(1)	418	392	26
(28)	Diluted	419	420	(1)	419	394	25

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Consolidated Report to the Financial Community - 3rd Quarter 2012                    6

FirstEnergy Corp.
Consolidated Income Segments
(In millions)

		Three Months Ended September 30, 2012

				Competitive	Other &
		Regulated	Regulated	Energy	Reconciling	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$2,398	$—	1,648	—	$4,046
(2)	Other	40	187	71	(33)	265
(3)	Internal	—	—	210	(210)	—
(4)	Total Revenues	2,438	187	1,929	(243)	4,311
	Expenses
(5)	Fuel	76	—	560	—	636
(6)	Purchased power	1,010	—	511	(209)	1,312
(7)	Other operating expenses	398	31	470	(43)	856
(8)	Provision for depreciation	142	27	105	8	282
(9)	Amortization of regulatory assets, net	60	1	—	—	61
(10)	General taxes	186	12	52	7	257
(11)	Total Expenses	1,872	71	1,698	(237)	3,404
(12)	Operating Income	566	116	231	(6)	907
	Other Income (Expense)
(13)	Investment income	20	—	36	(17)	39
(14)	Interest expense	(135)	(23)	(73)	1	(230)
(15)	Capitalized interest	3	1	11	3	18
(16)	Total Other Expense	(112)	(22)	(26)	(13)	(173)

(17)	Income Before Income Taxes	454	94	205	(19)	734
(18)	Income taxes	168	35	76	30	309
(19)	Net Income	286	59	129	(49)	425
(20)	Income attributable to noncontrolling interest	—	—	—	—	—
(21)	Earnings Available to FirstEnergy Corp.	$286	$59	$129	$(49)	$425

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy Corp.'s (FirstEnergy) service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from FirstEnergy Solutions Corp. (FES) and Allegheny Energy Supply Company, LLC (AE Supply) and from non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Revenues are also derived from providing transmission services to electric energy providers, power marketers and receiving transmission-related revenues from operation of a portion of the FirstEnergy transmission system. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Supplies electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

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Consolidated Report to the Financial Community - 3rd Quarter 2012                    7

FirstEnergy Corp.
Consolidated Income Segments
(In millions)

		Three Months Ended September 30, 2011

				Competitive	Other &
		Regulated	Regulated	Energy	Reconciling	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$2,811	$—	1,611	—	$4,422
(2)	Other	53	181	103	(52)	285
(3)	Internal	1	—	315	(304)	12
(4)	Total Revenues	2,865	181	2,029	(356)	4,719
	Expenses
(5)	Fuel	92	—	540	—	632
(6)	Purchased power	1,294	—	362	(307)	1,349
(7)	Other operating expenses	459	28	533	(27)	993
(8)	Provision for depreciation	151	29	110	7	297
(9)	Amortization of regulatory assets, net	122	2	—	(2)	122
(10)	General taxes	198	11	55	5	269
(11)	Total Expenses	2,316	70	1,600	(324)	3,662
(12)	Operating Income	549	111	429	(32)	1,057
	Other Income (Expense)
(13)	Investment income	28	—	28	(8)	48
(14)	Interest expense	(136)	(24)	(82)	(25)	(267)
(15)	Capitalized interest	3	1	9	4	17
(16)	Total Other Expense	(105)	(23)	(45)	(29)	(202)

(17)	Income Before Income Taxes	444	88	384	(61)	855
(18)	Income taxes	164	32	142	(13)	325
(19)	Net Income	280	56	242	(48)	530
(20)	Loss attributable to noncontrolling interest	—	—	—	(2)	(2)
(21)	Earnings Available to FirstEnergy Corp.	$280	$56	$242	$(46)	$532

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy’s service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from FES and AE Supply and from non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Revenues are also derived from providing transmission services to electric energy providers, power marketers and receiving transmission-related revenues from operation of a portion of the FirstEnergy transmission system. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Supplies electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

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Consolidated Report to the Financial Community - 3rd Quarter 2012                    8

FirstEnergy Corp.
Consolidated Income Segments
(In millions)

		Three Months Ended September 30, 2012 vs. Three Months Ended September 30, 2011

				Competitive	Other &
		Regulated	Regulated	Energy	Reconciling	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$(413)	$—	37	—	$(376)
(2)	Other	(13)	6	(32)	19	(20)
(3)	Internal revenues	(1)	—	(105)	94	(12)
(4)	Total Revenues	(427)	6	(100)	113	(408)
	Expenses
(5)	Fuel	(16)	—	20	—	4
(6)	Purchased power	(284)	—	149	98	(37)
(7)	Other operating expenses	(61)	3	(63)	(16)	(137)
(8)	Provision for depreciation	(9)	(2)	(5)	1	(15)
(9)	Amortization of regulatory assets, net	(62)	(1)	—	2	(61)
(10)	General taxes	(12)	1	(3)	2	(12)
(11)	Total Expenses	(444)	1	98	87	(258)
(12)	Operating Income	17	5	(198)	26	(150)
	Other Income (Expense)
(13)	Investment income	(8)	—	8	(9)	(9)
(14)	Interest expense	1	1	9	26	37
(15)	Capitalized interest	—	—	2	(1)	1
(16)	Total Other Expense	(7)	1	19	16	29

(17)	Income Before Income Taxes	10	6	(179)	42	(121)
(18)	Income taxes	4	3	(66)	43	(16)
(19)	Net Income	6	3	(113)	(1)	(105)
(20)	Income (loss) attributable to noncontrolling interest	—	—	—	2	2
(21)	Earnings Available to FirstEnergy Corp.	$6	$3	$(113)	$(3)	$(107)

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy’s service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from FES and AE Supply and from non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Revenues are also derived from providing transmission services to electric energy providers, power marketers and receiving transmission-related revenues from operation of a portion of the FirstEnergy transmission system. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Supplies electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

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Consolidated Report to the Financial Community - 3rd Quarter 2012                    9

FirstEnergy Corp.
Consolidated Income Segments
(In millions)

		Nine Months Ended September 30, 2012

				Competitive	Other &
		Regulated	Regulated	Energy	Reconciling	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$6,727	$—	4,707	—	$11,434
(2)	Other	130	557	235	(100)	822
(3)	Internal	—	—	686	(684)	2
(4)	Total Revenues	6,857	557	5,628	(784)	12,258
	Expenses
(5)	Fuel	173	—	1,660	—	1,833
(6)	Purchased power	2,987	—	1,512	(684)	3,815
(7)	Other operating expenses	1,226	96	1,392	(132)	2,582
(8)	Provision for depreciation	439	88	307	25	859
(9)	Amortization of regulatory assets, net	197	1	—	—	198
(10)	General taxes	543	33	162	23	761
(11)	Total Expenses	5,565	218	5,033	(768)	10,048
(12)	Operating Income	1,292	339	595	(16)	2,210
	Other Income (Expense)
(13)	Investment income	62	1	48	(48)	63
(14)	Interest expense	(405)	(70)	(209)	(66)	(750)
(15)	Capitalized interest	9	2	34	9	54
(16)	Total Other Expense	(334)	(67)	(127)	(105)	(633)

(17)	Income Before Income Taxes	958	272	468	(121)	1,577
(18)	Income taxes	355	101	173	29	658
(19)	Net Income	603	171	295	(150)	919
(20)	Income attributable to noncontrolling interest	—	—	—	1	1
(21)	Earnings Available to FirstEnergy Corp.	$603	$171	$295	$(151)	$918

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy’s service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from FES and AE Supply and from non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Revenues are also derived from providing transmission services to electric energy providers, power marketers and receiving transmission-related revenues from operation of a portion of the FirstEnergy transmission system. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Supplies electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

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Consolidated Report to the Financial Community - 3rd Quarter 2012                    10

FirstEnergy Corp.
Consolidated Income Segments
(In millions)

		Nine Months Ended September 30, 2011

				Competitive	Other &
		Regulated	Regulated	Energy	Reconciling	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$7,338	$—	4,167	—	$11,505
(2)	Other	158	476	283	(123)	794
(3)	Internal	1	—	976	(921)	56
(4)	Total Revenues	7,497	476	5,426	(1,044)	12,355
	Expenses
(5)	Fuel	189	—	1,531	—	1,720
(6)	Purchased power	3,617	—	1,062	(924)	3,755
(7)	Other operating expenses	1,212	86	1,789	(36)	3,051
(8)	Provision for depreciation	409	74	307	19	809
(9)	Amortization of regulatory assets, net	337	7	—	—	344
(10)	General taxes	551	30	150	17	748
(11)	Total Expenses	6,315	197	4,839	(924)	10,427
(12)	Operating Income	1,182	279	587	(120)	1,928
	Other Income (Expense)
(13)	Investment income	76	—	49	(25)	100
(14)	Interest expense	(395)	(66)	(226)	(76)	(763)
(15)	Capitalized interest	6	2	31	16	55
(16)	Total Other Expense	(313)	(64)	(146)	(85)	(608)

(17)	Income Before Income Taxes	869	215	441	(205)	1,320
(18)	Income taxes	322	79	163	(14)	550
(19)	Net Income	547	136	278	(191)	770
(20)	Loss attributable to noncontrolling interest	—	—	—	(17)	(17)
(21)	Earnings Available to FirstEnergy Corp.	$547	$136	$278	$(174)	$787

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy’s service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from FES and AE Supply and from non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Revenues are also derived from providing transmission services to electric energy providers, power marketers and receiving transmission-related revenues from operation of a portion of the FirstEnergy transmission system. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Supplies electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2012                    11

FirstEnergy Corp.
Consolidated Income Segments
(In millions)

		Nine Months Ended September 30, 2012 vs. Nine Months Ended September 30, 2011

				Competitive	Other &
		Regulated	Regulated	Energy	Reconciling	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$(611)	$—	540	—	$(71)
(2)	Other	(28)	81	(48)	23	28
(3)	Internal revenues	(1)	—	(290)	237	(54)
(4)	Total Revenues	(640)	81	202	260	(97)
	Expenses
(5)	Fuel	(16)	—	129	—	113
(6)	Purchased power	(630)	—	450	240	60
(7)	Other operating expenses	14	10	(397)	(96)	(469)
(8)	Provision for depreciation	30	14	—	6	50
(9)	Amortization of regulatory assets, net	(140)	(6)	—	—	(146)
(10)	General taxes	(8)	3	12	6	13
(11)	Total Expenses	(750)	21	194	156	(379)
(12)	Operating Income	110	60	8	104	282
	Other Income (Expense)
(13)	Investment income	(14)	1	(1)	(23)	(37)
(14)	Interest expense	(10)	(4)	17	10	13
(15)	Capitalized interest	3	—	3	(7)	(1)
(16)	Total Other Expense	(21)	(3)	19	(20)	(25)

(17)	Income Before Income Taxes	89	57	27	84	257
(18)	Income taxes	33	22	10	43	108
(19)	Net Income	56	35	17	41	149
(20)	Income (loss) attributable to noncontrolling interest	—	—	—	18	18
(21)	Earnings Available to FirstEnergy Corp.	$56	$35	$17	$23	$131

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy’s service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from FES and AE Supply and from non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Revenues are also derived from providing transmission services to electric energy providers, power marketers and receiving transmission-related revenues from operation of a portion of the FirstEnergy transmission system. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Supplies electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2012                    12

FirstEnergy Corp.
Financial Statements
(In millions)

Condensed Consolidated Balance Sheets

	As of	As of
Assets	Sep. 30, 2012	Dec. 31, 2011
Current Assets:
Cash and cash equivalents	$150	$202
Receivables	1,831	1,794
Other	1,728	1,359
Total Current Assets	3,709	3,355

Property, Plant and Equipment	31,441	30,337
Investments	3,451	3,522
Deferred Charges and Other Assets	10,137	10,112
Total Assets	$48,738	$47,326

Liabilities and Capitalization
Current Liabilities:
Currently payable long-term debt	$1,473	$1,621
Short-term borrowings	1,604	—
Accounts payable	925	1,174
Other	1,918	2,060
Total Current Liabilities	5,920	4,855

Capitalization:
Total equity	13,449	13,299
Long-term debt and other long-term obligations	15,627	15,716
Total Capitalization	29,076	29,015
Noncurrent Liabilities	13,742	13,456
Total Liabilities and Capitalization	$48,738	$47,326

General Information
	Three Months Ended September 30		Nine Months Ended September 30
	2012	2011	2012	2011
Debt redemptions	$(124)	$(579)	$(870)	$(1,581)
New long-term debt issues	$478	$100	$660	$603
Short-term borrowings increase (decrease)	$(286)	$(656)	$1,604	$(700)
Property additions	$775	$500	$1,686	$1,464

Adjusted Capitalization
	As of September 30		As of December 31
	2012	% Total	2011	% Total
Total equity (GAAP)	$13,449	41%	$13,299	43%
Long-term debt and other long-term obligations	15,627	48%	15,716	51%
Currently payable long-term debt	1,473	5%	1,621	5%
Short-term borrowings	1,604	5%	—	0%
Adjustments:
Sale-leaseback net debt equivalents	1,136	4%	1,278	4%
Securitization debt and cash	(870)	-3%	(971)	-3%
Adjusted capitalization (Non-GAAP)	$32,419	100%	$30,943	100%

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2012                    13

FirstEnergy Corp.
Statements of Cash Flows and Liquidity
(In millions)

Condensed Consolidated Statements of Cash Flows
	Three Months Ended		Nine Months Ended
	September 30		September 30
	2012	2011	2012	2011
Cash flows from operating activities
Net income	$425	$530	$919	$770
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization of regulatory assets, net	343	419	1,057	1,153
Nuclear fuel and lease amortization	57	60	163	152
Deferred purchased power and other costs	(65)	(54)	(214)	(222)
Deferred income taxes and investment tax credits	289	98	712	696
Deferred rents and lease market valuation liability	44	44	(62)	(17)
Accrued compensation and retirement benefits	(8)	6	(168)	(25)
Commodity derivative transactions, net	6	(1)	(80)	(22)
Pension trust contribution	—	(113)	(600)	(375)
Asset impairments	3	18	10	59
Cash collateral paid, net	(25)	(35)	(3)	(66)
Change in working capital and other	145	226	(458)	126
Cash flows provided from operating activities	1,214	1,198	1,276	2,229
Cash flows provided from (used for) financing activities	(169)	(1,363)	662	(2,402)
Cash flows used for investing activities	(989)	(20)	(1,990)	(555)
Net change in cash and cash equivalents	$56	$(185)	$(52)	$(728)

Liquidity position as of September 30, 2012

Company	Type	Maturity	Amount	Available
FirstEnergy(1)	Revolving	May 2017	$2,000	$1,371
FES / AE Supply	Revolving	May 2017	2,500	2,498
FirstEnergy Transmission, LLC (FET)(2)	Revolving	May 2017	1,000	—
Allegheny Generating Company (AGC)	Revolving	Dec 2013	50	—
(1) FirstEnergy Corp. and subsidiary borrowers		Subtotal:	$5,550	$3,869
(2) Includes FET, American Transmission Systems, Incorporated (ATSI), and Trans-Allegheny Interstate Line Company, (TrAIL)		Cash:	—	124
		Total:	$5,550	$3,993

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2012                    14

FirstEnergy Corp.
Statistical Summary

Electric Sales Statistics (thousand MWH)
Electric Distribution Deliveries		Three Months Ended September 30			Nine Months Ended September 30*
		2012	2011	Change	2012	2011	Change

Ohio	- Residential	4,955	5,059	-2.1%	13,353	13,852	-3.6%
	- Commercial	4,148	4,192	-1.0%	11,723	11,823	-0.8%
	- Industrial	5,177	5,562	-6.9%	15,605	15,437	1.1%
	- Other	84	87	-3.4%	251	258	-2.7%
	Total Ohio	14,364	14,900	-3.6%	40,932	41,370	-1.1%
Pennsylvania	- Residential	4,864	5,031	-3.3%	13,949	13,259	5.2%
	- Commercial	3,300	3,409	-3.2%	9,530	8,817	8.1%
	- Industrial	5,001	5,250	-4.7%	15,359	14,447	6.3%
	- Other	27	31	-12.9%	92	87	5.7%
	Total Pennsylvania	13,192	13,721	-3.9%	38,930	36,610	6.3%
New Jersey	- Residential	3,126	3,250	-3.8%	7,414	7,757	-4.4%
	- Commercial	2,482	2,676	-7.2%	6,865	7,096	-3.3%
	- Industrial	563	636	-11.5%	1,819	1,865	-2.5%
	- Other	22	23	-4.3%	66	67	-1.5%
	Total New Jersey	6,193	6,585	-6.0%	16,164	16,785	-3.7%
Maryland	- Residential	771	856	-9.9%	2,322	1,833	26.7%
	- Commercial	563	568	-0.9%	1,561	1,244	25.5%
	- Industrial	428	414	3.4%	1,231	932	32.1%
	- Other	5	4	25.0%	13	10	30.0%
	Total Maryland	1,767	1,842	-4.1%	5,127	4,019	27.6%
West Virginia	- Residential	1,292	1,375	-6.0%	3,896	2,964	31.4%
	- Commercial	943	979	-3.7%	2,705	2,098	28.9%
	- Industrial	1,216	1,241	-2.0%	3,726	2,920	27.6%
	- Other	8	7	14.3%	22	17	29.4%
	Total West Virginia	3,459	3,602	-4.0%	10,349	7,999	29.4%
Total Residential		15,008	15,571	-3.6%	40,934	39,665	3.2%
Total Commercial		11,436	11,824	-3.3%	32,384	31,078	4.2%
Total Industrial		12,385	13,103	-5.5%	37,740	35,601	6.0%
Total Other		146	152	-3.9%	444	439	1.1%

Total Companies Distribution Deliveries		38,975	40,650	-4.1%	111,502	106,783	4.4%

* Includes the Allegheny Energy, Inc. (AE) companies for 9 months in 2012 and 7 months in 2011

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2012                    15

FirstEnergy Corp.
Statistical Summary

Weather	Three Months Ended September 30			Nine Months Ended September 30
	2012	2011	Normal	2012	2011	Normal
Composite Heating-Degree-Days	97	66	79	2,789	3,491	3,533
Composite Cooling-Degree-Days	792	828	655	1,136	1,143	906

Shopping Statistics	Three Months Ended September 30		Nine Months Ended September 30
	2012	2011	2012	2011

OE	77%	75%	76%	73%
PP	63%	59%	64%	57%
CEI	85%	84%	85%	82%
TE	75%	75%	75%	73%
JCP&L	47%	42%	49%	43%
Met-Ed	62%	48%	60%	43%
Penelec	67%	59%	66%	53%
MP	N/A	N/A	N/A	N/A
PE(1)	47%	44%	46%	44%
WP	59%	52%	58%	50%

(1) Represents Maryland only.

Competitive Operating Statistics*	Three Months Ended September 30		Nine Months Ended September 30
	2012	2011	2012	2011
Ongoing Generation Capacity Factors:
Nuclear	96%	98%	91%	88%
Fossil - Baseload	64%	76%	64%	69%
Fossil - Load Following	43%	48%	39%	51%

Ongoing Generation Fuel Rate:
Nuclear	$7.45	$7.69	$7.53	$7.38
Fossil	$28	$23	$28	$26
Total Fleet	$20	$18	$21	$20

Ongoing Generation Output:
Nuclear	35%	30%	35%	32%
Fossil - Baseload	51%	54%	53%	51%
Fossil - Load Following	7%	13%	7%	15%
Peaking/Hydro	7%	3%	5%	2%

* All competitive units excluding recently deactivated plants; includes units receiving RMR payments effective Sept. 1, 2012. Data for AE's unregulated generating plants for 9 months in 2012 and 7 months in 2011

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2012                    16

FirstEnergy Corp.
Competitive Energy Services Sources & Uses

Competitive Energy Services' Sources and Uses (MWH in thousands)

	Three Months Ended September 30			Nine Months Ended September 30*
Contract Sales	2012	2011	Change	2012	2011	Change
POLR
- OH	1,354	1,165	189	4,749	5,877	(1,128)
- PA	2,308	3,172	(864)	7,174	9,826	(2,652)
- MD	752	783	(31)	2,232	1,677	555
Total POLR	4,414	5,120	(706)	14,155	17,380	(3,225)

Structured Sales
- Bilaterals	821	775	46	2,224	1,138	1,086
- Muni/Co-op	483	113	370	1,361	1,183	178
Total Structured Sales	1,304	888	416	3,585	2,321	1,264

Direct - LCI
- OH	7,398	6,360	1,038	20,899	16,839	4,060
- PA	3,976	3,899	77	11,946	10,704	1,242
- NJ	285	477	(192)	942	1,278	(336)
- MI	627	538	89	1,757	1,440	317
- IL	891	810	81	2,385	2,231	154
- MD	274	187	87	590	484	106
Total Direct - LCI	13,451	12,271	1,180	38,519	32,976	5,543

Direct - MCI
- OH	564	573	(9)	1,718	1,344	374
- PA	285	244	41	778	556	222
- IL	12	—	12	13	—	13
- MD	—	—	—	1	—	1
Total Direct - MCI	861	817	44	2,510	1,900	610

Aggregation
- OH	4,851	4,540	311	12,400	12,319	81
- IL	377	3	374	433	3	430
Total Aggregation	5,228	4,543	685	12,833	12,322	511
Mass Market
- OH	448	224	224	1,095	529	566
- PA	1,056	428	628	2,715	624	2,091
- IL	16	—	16	24	—	24
- MD	20	—	20	31	—	31
Total Mass Market	1,540	652	888	3,865	1,153	2,712

Total Contract Sales	26,798	24,291	2,507	75,467	68,052	7,415

Wholesale Sales**
- Spot	6,842	7,069	(227)	15,196	14,436	760
Total Wholesale Sales	6,842	7,069	(227)	15,196	14,436	760

Purchased Power**
- Bilaterals	317	673	(356)	1,245	2,306	(1,061)
- Spot	9,418	2,940	6,478	19,327	9,121	10,206
Total Purchased Power	9,735	3,613	6,122	20,572	11,427	9,145

Generation Output**
- Fossil	16,930	20,090	(3,160)	49,850	50,389	(539)
- Nuclear	8,418	8,661	(243)	23,785	23,039	746
Total Generation Output	25,348	28,751	(3,403)	73,635	73,428	207

*Includes AE Supply for 9 months in 2012 and 7 months in 2011
**Actual MWH - includes generation from plants recently deactivated or planned to be deactivated

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2012                    17

FirstEnergy Corp.
Special Items - By Segment
(In millions)

			Competitive
	Regulated	Regulated	Energy
Special Items - Three Months Ended September 30, 2012	Distribution	Transmission	Services	Other	Consolidated
Pre-Tax Items:
Regulatory charges	$(21)	$—	$—	$—	$(21)
Trust securities impairment	—	—	(2)	—	(2)
Merger transaction/integration costs	(1)	—	—	—	(1)
Non-core asset sales/impairments	—	—	(2)	—	(2)
Mark-to-market adjustments	—	—	4	20	24
Merger accounting - commodity contracts	(2)	—	(17)	—	(19)
Debt redemption costs	—	—	(1)	—	(1)
Restructuring	—	—	(1)	—	(1)
Plant closing costs	(5)	—	(19)	—	(24)
Subtotal	(29)	—	(38)	20	(47)
Income tax charge - retiree prescription drug subsidy	(7)	—	(2)	—	(9)
Income taxes	11	—	14	(7)	18
After-Tax Effect	$(25)	$—	$(26)	$13	$(38)

			Competitive
	Regulated	Regulated	Energy
Special Items - Three Months Ended September 30, 2011	Distribution	Transmission	Services	Other	Consolidated
Pre-Tax Items:
Regulatory charges	$(3)	$—	$—	$—	$(3)
Trust securities impairment	(1)	—	(8)	—	(9)
Merger transaction/integration costs	(2)	—	(2)	—	(4)
Non-core asset sales/impairments	—	—	(1)	(16)	(17)
Mark-to-market adjustments	—	—	(6)	—	(6)
Merger accounting - commodity contracts	(2)	—	(39)	—	(41)
Litigation resolution	1	—	(5)	—	(4)
Debt redemption costs	—	—	—	—	—
Subtotal	(7)	—	(61)	(16)	(84)
Income taxes	3	—	23	8	34
After-Tax Effect	$(4)	$—	$(38)	$(8)	$(50)

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2012                    18

FirstEnergy Corp.
Special Items - By Segment
(In millions)

			Competitive
	Regulated	Regulated	Energy
Special Items - Nine Months Ended September 30, 2012	Distribution	Transmission	Services	Other	Consolidated
Pre-Tax Items:
Regulatory charges	$(38)	$—	$—	$—	$(38)
Trust securities impairment	(1)	—	(8)	—	(9)
Merger transaction/integration costs	(3)	—	(3)	—	(6)
Non-core asset sales/impairments	—	—	5	(1)	4
Mark-to-market adjustments	—	—	52	—	52
Merger accounting - commodity contracts	(6)	—	(64)	—	(70)
Debt redemption costs	—	—	(2)	—	(2)
Restructuring	—	—	(1)	—	(1)
Plant closing costs	(16)	—	(91)	—	(107)
Subtotal	(64)	—	(112)	(1)	(177)
Income tax charge - retiree prescription drug subsidy	(19)	—	(2)	(4)	(25)
Income taxes	24	—	41	(1)	64
After-Tax Effect	$(59)	$—	$(73)	$(6)	$(138)

			Competitive
	Regulated	Regulated	Energy
Special Items - Nine Months Ended September 30, 2011	Distribution	Transmission	Services	Other	Consolidated
Pre-Tax Items:
Regulatory charges	$(24)	$—	$—	$(10)	$(34)
Trust securities impairment	(2)	—	(16)	—	(18)
Merger transaction/integration costs	(82)	(4)	(87)	(5)	(178)
Non-core asset sales/impairments	—	—	(22)	(27)	(49)
Mark-to-market adjustments	—	—	(38)	—	(38)
Merger accounting - commodity contracts	(4)	—	(112)	—	(116)
Litigation resolution	2	—	(10)	(29)	(37)
Debt redemption costs	—	—	(1)	(2)	(3)
Subtotal	(110)	(4)	(286)	(73)	(473)
Income tax charge/income tax resolution	—	—	(1)	(36)	(37)
Income taxes	38	1	98	29	166
After-Tax Effect	$(72)	$(3)	$(189)	$(80)	$(344)

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2012                    19

FirstEnergy Corp.
Special Items - Consolidated
(In millions, except for per share amounts)

Special Items
	Three Months Ended		Nine Months Ended
	September 30		September 30
	2012	2011	2012	2011
Pre-tax Items - Income Increase (Decrease)
Regulatory charges (a)	$(21)	$(3)	$(38)	$(34)
Trust securities impairment (b)	(2)	(9)	(9)	(18)
Merger transaction/integration costs (c)	(1)	(4)	(6)	(178)
Non-core asset sales/impairments (d)	(2)	(17)	4	(49)
Mark-to-market adjustments (e)	24	(6)	52	(38)
Merger accounting - commodity contracts (f)	(19)	(41)	(70)	(116)
Plant closing costs (g)	(24)	—	(107)	—
Litigation resolution (h)	—	(4)	—	(37)
Restructuring (i)	(1)	—	(1)	—
Debt redemption costs (j)	(1)	—	(2)	(3)
Total-Pretax Items	$(47)	$(84)	$(177)	$(473)
Income tax charge/Income tax resolution	(9)	—	(25)	(37)
EPS Effect	$(0.09)	$(0.12)	$(0.33)	$(0.87)

(a)
For YTD 2012, $34 million included in "Other operating expenses"; $2 million included in Revenues; $2 million included in "Amortization of regulatory assets, net". For YTD 2011, $16 million included in "Amortization of regulatory assets, net"; $12 million included in "Other operating expenses"; $6 million included in "Revenues".

(b)	Included in "Investment income"
(c)	For YTD 2012, included in "Other operating expenses". For YTD 2011, $172 million included in "Other operating expenses"; $6 million included in "Fuel".
(d)
For YTD 2012, ($17) million included in "Revenues"; $13 million included in "Investment income". For YTD 2011, $41 million included in "Impairment of long-lived assets"; $8 million included in "Revenues".

(e)	Included in "Other operating expenses"
(f)
For YTD 2012, $31 million included in "Fuel"; $35 million included in "Revenues"; $6 million included in "Purchased Power"; $(2) million included in "Other operating expenses". For YTD 2011 $45 million included in "Fuel"; $50 million included in "Revenues"; $21 million included in "Other operating expenses".

(g)
For YTD 2012, ($9) million included in "Revenues", $199 million included in "Fuel", ($154) million included in Purchased Power, $64 million included in "Other operating expenses"; and $8 million included in General Taxes.

(h)
For YTD 2011, $29 million included in "Other operating expenses"; $22 million included in "Revenues"; ($9) million included in "Amortization of regulatory assets, net"; ($5) million included in "Purchased Power".

(i)	Included in "Other operating expenses"
(j)	Included in "Interest expense"

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2012                    20

FirstEnergy Corp.
EPS Reconciliations

Earnings Per Share (EPS)
(Reconciliation of GAAP to Non-GAAP)

	Three Months Ended		Nine Months Ended		Estimate	Estimate
	September 30		September 30		for Year	for Year
	2012	2011	2012	2011	2012	2013

Basic EPS (GAAP basis)	$1.02	$1.27	$2.20	$2.01	$2.27 - $2.51	$2.64 - $2.94
Excluding Special Items:
Regulatory charges	0.03	—	0.06	0.05	0.08	0.06
Trust securities impairment	—	0.01	0.01	0.03	0.01	—
Income tax charge - retiree prescription drug subsidy	0.02	—	0.06	—	0.08	—
Merger transaction/integration costs	—	0.01	0.02	0.41	0.02	—
Impact of non-core asset sales/impairments	—	0.02	—	0.08	—	0.05
Mark-to-market adjustments -
Pension/OPEB actuarial assumptions	—	—	—	—	0.45 - 0.59	—
Other	(0.03)	0.01	(0.08)	0.06	(0.08)
Plant closing costs	0.04	—	0.16	—	0.19	0.01
Restructuring costs	—	—	—	—	0.02	0.01
Merger accounting - commodity contracts	0.03	0.06	0.10	0.18	0.12	0.08
Litigation resolution	—	0.01	—	0.06	—	—
Basic EPS (Non-GAAP basis)	$1.11	$1.39	$2.53	$2.88	$3.30 - $3.40	$2.85 - $3.15

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2012                    21

2013 Earnings Drivers

The following represents a high-level summary of significant assumptions and drivers included in expected 2013 non-GAAP* earnings of $2.85 - $3.15 per share:

•	Regulated Distribution segment sales of 148.5M MWH in 2013 vs. 147.8M MWH in 2012

•	Higher Ohio Delivery Capital Recovery Rider revenues of $55M - $60M vs. 2012

•
Regulated Transmission segment revenue decrease of approximately $35M vs. 2012 primarily due to lower TrAIL rate base resulting from higher accumulated deferred income taxes due to bonus depreciation in 2012 and reduced Network Integration Transmission Service (NITS) revenues which are based on peak load

•	CES segment will dispatch its generating facilities based on market conditions; competitive generation output of 78 - 93M MWH in 2013

•	CES capacity revenue (RPM/FRR/Bilateral) reduction of $160M vs. 2012

•	CES channel sales of 104M MWH in 2013:

	2013F
Channel Sales	M MWH	$M	$/MWH
LCI	54	$2,770	$52
MCI	4	240	60
Gov Agg	22	1,250	56
Mass Mkt	6	390	65
Total Direct Retail Sales	86	$4,650	$54
POLR	13	660	51
Structured	5	240	49
Total Channel Sales	104	$5,550	$53

•	CES committed sales of 84M MWH or 81% as of November 8, 2012

•	2013 power price assumptions as of October 15, 2012

•	O&M expense reduction of $75M - $85M vs. 2012; includes the impact of staffing reductions, benefit changes, overall corporate cost reductions and fewer fossil and nuclear outages in 2013

•	Repurchase of certain equity and other interests in the 1987 Bruce Mansfield and Beaver Valley 2 sale-leaseback transactions in 2012 improves pre-tax income by $30M in 2013

•	Increased depreciation expense of $55M - $60M vs. 2012

•	2013 effective income tax rate assumption of 38% - 38.5%

*The 2013 GAAP to non-GAAP reconciliation statements can be found on page 21 of this report and all GAAP to non-GAAP reconciliation statements are available on the Investor Information section of FirstEnergy Corp.'s website at www.firstenergycorp.com/ir.

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Consolidated Report to the Financial Community - 3rd Quarter 2012                    22

Recent Developments

Financial Matters
Dividend
On September 18, 2012, the Board of Directors of FirstEnergy Corp. (FirstEnergy or FE) declared an unchanged quarterly dividend of $0.55 per share of outstanding FE common stock. The dividend will be payable December 1, 2012, to shareholders of record as of November 7, 2012.

Financing Activities
On August 16, 2012, FirstEnergy terminated $1.6 billion of forward starting interest rate swap agreements that were executed in the second quarter of 2012, resulting in a gain and cash proceeds of approximately $6 million.

On August 21, 2012, FirstEnergy Generation Corp. (FGC) remarketed $135 million of pollution control revenue bonds (PCRBs) previously held by the company. Of the total, $106.5 million was remarketed in a four year mandatory put mode at an annual fixed-rate of 2.25% and $28.5 million was remarketed at an annual fixed rate of 2.15% until maturity in 2017. On September 18, 2012, FGC and FirstEnergy Nuclear Generation Corp. (NGC) also remarketed $130 million and $214 million of PCRBs, respectively. The PCRBs, also previously held by the companies, were remarketed in multiple year mandatory put modes at annual fixed interest rates from 2.20% to 2.70%.

On August 24, 2012, NGC repurchased lessor equity interests in Ohio Edison Company's (OE) existing sale and leaseback of Beaver Valley Unit 2 for $108 million. Additionally, during the second half of the year, FGC completed the acquisition of certain lessor interests in connection with the 1987 Bruce Mansfield Plant sale and leaseback transactions for an aggregate purchase price of approximately $156.6 million.

Operational Matters
Operational Changes at Sammis
In August 2012, FGC changed the operating status of the 2,220 MW coal-fired W. H. Sammis power plant to cold-storage. The decision was made to reduce operating costs in the face of a continued weak economy and historically low market prices for electricity. The plant will remain available for reliability purposes when called on by PJM.

As announced earlier this year, units at seven coal-fired power plants (Albright, Armstrong, Bay Shore Units 2-4, Eastlake Units 4-5, R. Paul Smith Units 3-4, Rivesville, and Willow Island) were deactivated as of September 1, 2012. Units at three coal-fired power plants (Ashtabula Unit 5, Eastlake Units 1-3, and Lake Shore Unit 18) will continue to operate pursuant to Reliability Must Run arrangements with PJM.

Beaver Valley Power Station to Expand Fuel Storage Capacity
On September 17, 2012, FirstEnergy Nuclear Operating Company (FENOC) announced a plan to expand used nuclear fuel storage capacity at the Beaver Valley Power Station in Shippingport, Pa.  Under the plan, above-ground, airtight steel and concrete canisters will be installed to provide cooling, through natural air circulation, to used fuel assemblies. Construction of the fuel storage system will begin in fall 2012 with completion planned for 2014.  Certain costs incurred for this project are expected to be reimbursable by the U.S. Department of Energy under a January 2012 settlement.

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Consolidated Report to the Financial Community - 3rd Quarter 2012                    23

FirstEnergy Announces Workforce Reductions
On September 19, 2012, FirstEnergy announced that it is conducting an organizational study to determine how its workforce should be aligned to best meet the challenges of the continued weak economy.  The initiative included a review of corporate support departments and FES.  The results of the study were announced on November 1, 2012, with reductions of approximately 200 staff positions. In addition, the company also expects further workforce reductions of approximately 300-400 occurring throughout 2013 as replacement of employees who leave the company through normal attrition will be limited. FirstEnergy expects to incur approximately $10 million of severance related expenses in the fourth quarter of 2012.

Beaver Valley Unit 2 Refueling Outage
On September 24, 2012, Beaver Valley Power Station Unit 2 safely shut down for refueling, maintenance, and a turbine upgrade expected to improve efficiency and reliability. The 904 MW unit operated safely and reliably for 532 consecutive days and generated more than 12 million megawatt hours of electricity since the completion of its last refueling in April 2011. On November 2, 2012, the plant successfully and safely completed the outage.

Impact of Hurricane Sandy
Hurricane Sandy affected 2.3 million FE customers in NJ, PA, OH, MD, and WV. More than 19,000 employees, outside utility crews and contractors participated in storm restoration efforts. Approximately 93% of customers affected have been restored as of November 8, 2012. In our Jersey Central Power & Light (JCP&L) and Monongahela Power territories, restoration work continues in the hardest-hit areas. Storm costs are expected to exceed $500 million, of which approximately 95% is expected to be capitalized or deferred for future recovery from customers. Final storm costs will be determined during the fourth quarter of 2012.

Regulatory Matters
JCP&L Rate Case Filing
On July 31, 2012 the New Jersey Board of Public Utilities ordered JCP&L to file a base rate case using a historic 2011 test year on or before November 1, 2012. However, due to Hurricane Sandy JCP&L requested an extension and will file by December 1, 2012.

Cross State Air Pollution Rule (CSAPR) Vacated
On August 21, 2012, the U.S. Court of Appeals for the District of Columbia struck down the U.S. Environmental Protection Agency's (EPA) CSAPR and directed the EPA to continue administering the Clean Air Interstate Rule (CAIR), which CSAPR was meant to replace. CSAPR would have accelerated emission reductions of sulfur dioxide (SO2) and nitrogen oxide (NOX) from power plants.

PJM Removes Potomac-Appalachian Transmission Highline (PATH) Project from Expansion Plans
On August 24, 2012, PJM removed the PATH project from its long-range expansion plans. Citing a slow economy for reducing the projected growth in electricity use, PJM said its updated analysis no longer indicates a need for the $2.1 billion, 275-mile transmission line to maintain grid stability. Initially a joint venture between Allegheny Energy and American Electric Power, the project was suspended by PJM in February 2011. PATH expects to recover approximately $121 million in costs over the next 5 years, of which $62 million relates to PATH Allegheny and approximately $59 million relates to PATH-WV.

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Consolidated Report to the Financial Community - 3rd Quarter 2012                    24

Ohio Companies' Alternative Energy Rider
On September 20, 2011, the Public Utilities Commission of Ohio (PUCO) opened a new docket to review the alternative energy rider for OE, The Cleveland Electric Illuminating Company, and The Toledo Edison Company (Ohio Companies). The PUCO selected auditors to perform a financial and management audit, and final reports were filed with the PUCO on August 15, 2012. While generally supportive of the Ohio Companies' approach to procurement of renewable energy credits, the management/performance auditor recommended that the PUCO examine for possible disallowance, certain costs associated with the procurement of In-State All Renewable obligations. The PUCO set this matter for hearing on February 19, 2013.

PUCO Approves Ohio Securitization
On October 10, 2012, the PUCO approved the application of the Ohio Companies for a financing order to securitize previously incurred costs that are currently being recovered from customers under certain PUCO-approved deferred recovery riders. As filed in the application, those riders were estimated at $436 million as of December 31, 2012. The Ohio Companies expect to file an application for rehearing on November 9, 2012, to obtain certain clarifications and changes to the PUCO order necessary to complete the transaction.

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Consolidated Report to the Financial Community - 3rd Quarter 2012                    25

Forward-Looking Statements: This Consolidated Report to the Financial Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “believe,” “estimate” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual results may differ materially due to: the speed and nature of increased competition in the electric utility industry, the impact of the regulatory process on the pending matters before FERC and in the various states in which we do business including, but not limited to, matters related to rates, the uncertainties of various cost recovery and cost allocation issues resulting from ATSI's realignment into PJM, economic or weather conditions affecting future sales and margins, changing energy, capacity and commodity market prices and availability, financial derivative reforms that could increase our liquidity needs and collateral costs, the continued ability of our regulated utilities to collect transition and other costs, operation and maintenance costs being higher than anticipated, other legislative and regulatory changes, and revised environmental requirements, including possible GHG emission, water intake and coal combustion residual regulations, the potential impacts of CAIR, and any laws, rules or regulations that ultimately replace CAIR, and the effects of the EPA's MATS rules, the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation, including NSR litigation or potential regulatory initiatives or rulemakings (including that such expenditures could result in our decision to deactivate or idle certain generating units), the uncertainties associated with our plans to deactivate our older unscrubbed regulated and competitive fossil units and our plans to change the operations of certain fossil plants, including the impact on vendor commitments, and the timing of those deactivations and operational changes as they relate to, among other things, the RMR arrangements and the reliability of the transmission grid, issues that could result from the NRC's review of the indications of cracking in the Davis Besse Plant shield building, adverse regulatory or legal decisions and outcomes with respect to our nuclear operations (including, but not limited to the revocation or non-renewal of necessary licenses, approvals or operating permits by the NRC or as a result of the incident at Japan's Fukushima Daiichi Nuclear Plant), adverse legal decisions and outcomes related to ME's and PN's ability to recover certain transmission costs through their transmission service charge riders, the continuing availability of generating units, changes in their operational status and any related impacts on vendor commitments, replacement power costs being higher than anticipated or inadequately hedged, the ability to comply with applicable state and federal reliability standards and energy efficiency mandates, changes in customers' demand for power, including but not limited to, changes resulting from the implementation of state and federal energy efficiency mandates, the ability to accomplish or realize anticipated benefits from strategic goals, our ability to improve electric commodity margins and the impact of, among other factors, the increased cost of fuel and fuel transportation on such margins, the ability to experience growth in the Regulated Distribution and Competitive Energy Services segments, changing market conditions that could affect the measurement of liabilities and the value of assets held in our NDTs, pension trusts and other trust funds, and cause us and our subsidiaries to make additional contributions sooner, or in amounts that are larger than currently anticipated, the impact of changes to material accounting policies, the ability to access the public securities and other capital and credit markets in accordance with our financing plans, the cost of such capital and overall condition of the capital and credit markets affecting us and our subsidiaries, changes in general economic conditions affecting us and our subsidiaries, interest rates and any actions taken by credit rating agencies that could negatively affect us and our subsidiaries' access to financing, increased costs thereof, and increase requirements to post additional collateral to support outstanding commodity positions, LOCs and other financial guarantees, the state of the national and regional economy and its impact on our major industrial and commercial customers, issues concerning the soundness of domestic and foreign financial institutions and counterparties with which we do business, the risks and other factors discussed from time to time in our SEC filings, and other similar factors. Dividends declared from time to time on FE's common stock during any annual period may in the aggregate vary from the indicated amount due to circumstances considered by FE's Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. The foregoing review of factors should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy's business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. The registrant expressly disclaims any current intention to update, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.

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Consolidated Report to the Financial Community - 3rd Quarter 2012                    26